POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the person whose signature appears below hereby constitutes and appoints Dan Haley, Jessica Collins, Ben Landry,and Sarah Papagelis,
and any one of them acting singly, the true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the undersigned and in the undersigned's name, place, and stead, in any and all capacities (until revoked in writing) to obtain EDGAR passphrase and access codes on behalf of the undersigned, and sign any
Form ID and any and all instruments, certificates, and documents required to be executed on behalf of the undersigned as an individual or on behalf of the undersigned's holding company or partnership, as the case may be, with respect to athenahealth, Inc. securities pursuant to sections 13 or 16 of the Securities Exchange Act of 1934, as amended
(the "Exchange Act"), and any and all regulations promulgated thereunder, and to file the same, with all exhibits thereto, and any other documents in connection therewith, with the Securities and Exchange Commission, and with any other entity when and if such is mandated by the Exchange Act or by the By-laws of the National Association of Securities
Dealers, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary fully to all intents and purposes as the undersigned might or could do in person thereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, this Power of Attorney has been signed as of the 8th day of November, 2018.

/s/ David C. Young
David C. Young